UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21 (December 20, 2016)

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New Mortgage Loan

On December 20, 2016, New York REIT, Inc. (the “Company”), through indirect wholly owned subsidiaries of its operating partnership (collectively referred to as the “Borrowers”), entered into a loan agreement (the “Mortgage Loan”) with Column Financial, Inc. (the “Column”), as agent and initial lender, and other lenders thereto from time to time for a mortgage loan in the aggregate amount of $500.0 million and a mezzanine loan agreement with Column, as agent and initial lender, and other lenders thereto from time to time for a mezzanine loan agreement (the “Mezzanine Loan” and, together with the Mortgage Loan, the “Loans”) in the aggregate amount of $260.0 million. Borrowings under the Mortgage Loan are secured by a mortgage on the real properties (or ground lease or master lease) located in New York, New York at 245-249 West 17th Street, 333 West 34th Street, 216-218 West 18th Street, 50 Varick Street, 229 West 36th Street, 122 Greenwich Street, 350 West 42nd Street, 382-384 Bleecker Street, 350 Bleecker Street, 416-425 Washington Street, 33 West 56th Street and 120 West 57th Street (the “Properties”) and the Mezzanine Loan is secured by a pledge of indirect equity interests in the Borrowers under the Mortgage Loan pursuant to customary pledge and security agreements (the “Security Agreements”).

At the closing of the Loans, a portion of the net proceeds after closing costs was used: (i) to repay the $485.0 million principal amount then outstanding under the Company’s revolving credit and term loan facility with Capital One, National Association (the “Credit Facility”); and (ii) to deposit $260.0 million in an operating account that may be used by the Company to purchase the additional equity interests in WWP Holdings, LLC, the joint venture that holds the property known as Worldwide Plaza. Prior to the repayment in full of the Credit Facility, all of the Properties were included as part of the borrowing base thereunder.

The Mortgage Loan requires monthly interest payments at an initial weighted average interest rate of LIBOR plus 2.38% and the Mezzanine Loan requires monthly interest payments at an initial weighted average interest rate of LIBOR plus 5.65% for a blended weighted average interest rate of LIBOR plus 3.50%. The LIBOR portions of the interest rates due under the Loans are capped at 3.0% pursuant to interest rate cap agreements.

The principal balance of the Loans is due on the maturity date in January 2018. The Loans include one option to extend the maturity date for one year, if certain conditions are met including a debt yield test, and subject to a 0.25% increase in the applicable monthly interest rate payable.

The Loans are recourse to the Company and may be accelerated only in the event of a default. The Loans may be prepaid, in whole or in part, without payment of any prepayment premium or spread maintenance premium or any other fee or penalty.

In connection with a sale or disposition of an individual Property to a third party, such Property may be released from the Mortgage Loan, subject to certain conditions, by prepayment of a portion of the Mortgage Loan in an amount (the “Release Amount”) equal to 100% of the allocated amount under the Loans for such Property up to the first 20% of the amount outstanding under the Loans prepaid and 110% of the allocated amount under the Loans for such Property for the remaining amount outstanding under the Loans prepaid. Concurrently with the payment of the Release Amount, the Mezzanine Borrower is obligated to prepay a corresponding portion of the Mezzanine Loan, in accordance with the terms of the Mezzanine Loan, for which it will receive a release of a corresponding portion of the collateral under the Mezzanine Loan.

Concurrently with the Loans, the Company entered into guaranty agreements with respect to the Loans (the “Guaranties”) that requires the Company to maintain, on a consolidated basis, (i) a minimum net worth of $300.0 million, which minimum net worth will be reduced pro rata with any prepayment of the Loans once the outstanding principal amount of the Loans is less than $300.0 million, but in no event will the minimum net worth be reduced below $150.0 million, and (ii) liquid assets having a market value of at least $25.0 million, which minimum market value of liquid assets may be reduced to $15.0 million in the event the outstanding amount under the Loans is equal to or less than $100.0 million.

Other than with respect to the Mortgage Loan and the Mezzanine Loan, there are no material relationships between Column, on the one hand, and the Company, on the other hand.

The descriptions of the Mortgage Loan, the Mezzanine Loan, the Security Agreements and the Guaranties in this Current Report on Form 8-K are summaries and are qualified in their entirety by the complete terms of the Mortgage Loan, Mezzanine Loan, the Security Agreements and the Guaranties. Copies of the Mortgage Loan, the Mezzanine Loan, the Security Agreements and the Guaranties are attached as Exhibits 10.1-10.7 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events

Press Release

On December 21, 2016, the Company issued a press release with respect to the Loans, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of December 20, 2016, by and among each of the entities listed on Schedule I attached thereto, as Borrower, the lenders from time to time party thereto, and Column Financial, Inc., as agent and initial lender.
10.2	Mezzanine Loan Agreement, dated as of December 20, 2016, by and among each of the entities listed on Schedule I attached thereto, as Borrower, the lenders from time to time party thereto, and Column Financial, Inc., as agent and initial lender.
10.3	Pledge and Security Agreement (Operating Lease), dated as of December 20, 2016, by ARC NY120W5701 TRS MEZZ II, LLC, as Pledgor, in favor of Column Financial, Inc., as Agent.
10.4	Mezzanine Pledge and Security Agreement (Mortgage Borrower), dated as of December 20, 2016, by each of the entities listed on Schedule I attached thereto, as Pledgor, in favor of Column Financial, Inc., as Agent.
10.5	Mezzanine Pledge and Security Agreement (Operating Pledgor), dated as of December 20, 2016, by ARC NY120W5701 TRS MEZZ, LLC, as Pledgor, in favor of Column Financial, Inc., as Agent.
10.6	Guaranty Agreement, dated as of December 20, 2016, by the Company, as Guarantor, for the benefit of Column Financial, Inc., as Agent.
10.7	Mezzanine Guaranty Agreement, dated as of December 20, 2016, by the Company, as Guarantor, for the benefit of Column Financial, Inc., as Agent.
99.1	Press release, dated December 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2016	NEW YORK REIT, INC.

	By:	/s/ Michael A. Happel Michael A. Happel Chief Executive Officer and President